SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                               September 16, 1997





                                    KTI, INC.
             (Exact name of registrant as specified in its charter)


           New Jersey                33-85234                22-2665282
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  State or other jurisdiction      (Commission              (IRS employer
       of incorporation)           File number)          Identification No.)



7000 Boulevard East, Guttenberg, New Jersey                     07093
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 (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code:        (201) 854-7777
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                                 Not Applicable
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          (Former name or former address, if changed since last report)

Item 5.  Other Events.

         On September 19, 1997, KTI, Inc., a New Jersey corporation (the Company or the Registrant), executed an Agreement of Reorganization and Merger (the Agreement) among the Company, K-C Industries, Inc., an Oregon corporation (K-C) and KES, Inc., a Delaware corporation and a subsidiary of the Company. Under the Agreement, the Company purchased K-C for $6 million, consisting of 425,013 shares of common stock of the Company and cash in the amount of $1.2 million. The Company is purchasing K-C subject to existing debt. Funded debt was approximately $5.1 million on July 31, 1997.

         K-C has its headquarters in Portland, Oregon and additional facilities in Lakewood, New Jersey; Hartford, Connecticut; and Tuscan, California. K-C is in the business of buying pulp, paper and secondary fiber products throughout the United States from recycling operators, such as the Company's I. Zaitlin and Son's Inc., subsidiary and Prins Recycling Corp., and selling such products worldwide.

         K-C had revenues and net income of approximately $62 million and $525,000 in 1996.

         Additionally, on September 16, 1997, the Company made the following changes:

         Ross Pirasteh, a Director and Chairman of the Executive Committee of the Board of Directors, was elected to the additional office of the Chairman of the Board of Directors. Nicholas Menonna, Jr., the former Chairman of the Board of Directors, continues to be the Chief Executive Officer of the Company.

         David E. Hill, a Senior Vice President of the Company, was elected to the additional office of Chief Operating Officer. Martin J. Sergi, the former Chief Operating Officer, continues to be the President and Chief Financial Officer of the Company.

                                   SIGNATURES
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       KTI, INC.
                                       (the Registrant)



Dated:  September 22, 1997             By: /s/ MARTIN J. SERGI
                                           -------------------------------------
                                           Name:  Martin J. Sergi
                                           Title:  President

                                INDEX TO EXHIBITS

Exhibit No.     Description
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    4.1         Agreement of Reorganization and Merger among KTI, Inc., a New
                Jersey corporation, K-C Industries, Inc., an Oregon corporation and KES, Inc., a Delaware corporation, dated September 22, 1997.
                The schedules to this Exhibit do not contain information which is material to an investment decision and which is not otherwise disclosed in the Agreement of Reorganization and Merger. The schedule includes Registration Rights Agreements and Employment
                Agreements. The Company hereby agrees to furnish a copy of any omitted schedule to the Commission upon request.

    4.2 News Release (Sept. 17, 1997): KTI Names Ross Pirasteh as Chairman, Ted Hill Elected Chief Operating Officer

    4.3 News Release (Sept. 22, 1997): KTI Acquires K-C Industries International, Inc.